EXHIBIT 1

                       [Letterhead of Arthur Andersen LLP]

August 11, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 included in the Form 8-K dated August 11, 1998 of Streicher Mobile Fueling, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

cc: Walter B. Barrett
      Vice President, Finance and
           Chief Financial Officer